Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three Months Ended March 31, 2007
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions and land sales in our Master Planned Communities segment and our ability to manage our growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identifies the important risk factors which could cause actual results to differ materially from the forward-looking statements in supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
March 31, 2007
Table of Contents
All information included in this supplemental package is unaudited and is as of March 31, 2007, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2
Research Coverage	3

First Quarter 2007 Earnings Announcement	4 - 14

Supplemental Financial Data*	15 - 33
Summary Retained FFO & Core FFO	15
Straight Line Rent, SFAS #141 & #142 & Tenant Allowances	16
Trailing Twelve Month EBITDA and Coverage Ratios	17
Comparable NOI Growth	18
Retail Recovery Summary	19
Master Planned Communities	20 - 21
Capital Information	22
Changes in Total Common & Equivalent Shares	23
Common Dividend History	24
Debt Maturity and Current Average Interest Rate Summary	25
Summary of Outstanding Debt	26 - 33

Supplemental Operational Data	34 - 37
Operating Statistics, Certain Financial Information & Top Tenants	34
Retail Portfolio GLA, Occupancy, Sales & Rent Data	35
Real Estate Net Operating Income by Geographic Area at Share	36
Lease Expiration Schedule and Lease Termination Income at Share	37

Expansions, Re-developments & New Developments	38 - 39

*	The supplemental financial information should be read in conjunction with the company’s first quarter 2007 earnings announcement (included as pages 4-14 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial information.

Corporate Overview

Corporate Profile
General Growth Properties, Inc. (GGP) and its predecessor companies have been in the shopping center business for over fifty years. GGP is the second largest U.S.-based publicly traded Real Estate Investment Trust (REIT) based upon market capitalization. GGP currently has an ownership interest in or management responsibility for a portfolio of more than 200 regional shopping malls in 45 states, as well as ownership in master planned community developments and commercial office buildings. GGP’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide.
Since going public in 1993, GGP has reported the highest per share Funds From Operations (FFO) growth in the regional mall sector at 14.5% on a compounded annualized basis through 2006. With a total market capitalization of approximately $43.7 billion, GGP has delivered strong FFO performance and dividend increases. Average occupancy at March 31, 2007 was 92.9% and sales per square foot were $458. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. Assuming conversion of the Operating Partnership units, the Bucksbaum family and senior management own approximately 25% of the Company.
Corporate Overview
The corporate mission of GGP is to create shareholder value and return by acquiring, developing, renovating, and managing primarily retail properties and by generating cash flow from land sales in master planned communities. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate while, at the same time, maintaining liquidity. The Company’s primary objective is to provide consistently increasing dividends and capital appreciation for its shareholders.
Stock Listing

Common Stock
NYSE: GGP
Calendar of Events

Quarter End — Second Quarter 2007	June 30, 2007
Earnings Release — After the Market Close	July 31, 2007
Quarterly Conference Call — 8:00 am CST	August 1, 2007
Current Dividend
GGP declared its second dividend for 2007 in the amount of $0.45 per share, payable to common stockholders of record on April 16, 2007, with payment on April 30, 2007. The current dividend represents an increase of 9.8% over the dividend of $0.41 per share paid for the same period last year. The Company reviews its dividend policy annually, usually prior to the fourth quarter dividend announcement, which is typically made in early October. The Company has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to increase its dividend at a compound annual growth rate of 10% since going public. GGP dividend increases have averaged 16% over the last five years.

Investor Relations	Transfer Agent

Tim Goebel	Mellon Investor Services, LLC
Director, Investor Relations	Shareholder Relations
General Growth Properties	P.O. Box 3315
110 North Wacker Drive	South Hackensack, NJ 07606
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-5199	(201) 329-8660
Fax (312) 960-5475
timothy.goebel@ggp.com

Debt Ratings

Standard & Poors — Corporate Rating	BBB -
Standard & Poors — Senior Debt Rating	BB +
Standard & Poors — TRCLP Bonds Rating	BB +
Moody’s — Senior Debt Rating	Ba2
Moody’s — TRCLP Bonds Rating	Ba1

Please visit the GGP web site for additional information:	www.ggp.com

Ownership Structure as of March 31, 2007

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)			March 31, 2007
Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)			$24,360,265
Perpetual Preferred Units
Perpetual Preferred Units at 8.25%	$5,000
Perpetual Preferred Units at 8.95%	60,000	(b)

	65,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	64,441

	116,211

Other Preferred Stock	361

Total Preferred Securities			$181,572

Common Stock and Common Operating Partnership Units
Stock market value of 245.0 million shares of common stock and 52.2 million shares of operating partnership units (which are redeemable for an equal number of shares of common stock) — outstanding at end of period			$19,189,885

Total Market Capitalization at end of period			$43,731,722

(a)	Excludes special improvement districts liability of $59.1 million, minority interest adjustment of $66.3 million and purchase accounting mark-to-market adjustments of $103.3 million.

(b)	Perpetual Preferred Units redeemed April 23, 2007.

Research Coverage
The following alphabetical list of research coverage by company and related contact information is included for informational purposes only. The company does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

A.G. Edwards & Sons, Inc.	David L. AuBuchon	(314) 955-5452
	Mark Hoffmeister	(314) 955-5784

Banc of America Securities	Ross Nussbaum	(212) 847-5668
	Christy McElroy	(212) 847-5658

Bear, Stearns & Co., Inc.	Amy Young	(212) 272-3523
	Ross Smotrich	(212) 272-8046

Citigroup	Jonathan Litt	(212) 816-0231
	Ambika Goel	(212) 816-6981

Credit Suisse First Boston	John Stewart	(212) 538-3183
	Andrew Rosivach (Australia)	(61)2 8205 4362

Deutsche Bank	Louis Taylor	(212) 250-4912
	Christeen Kim	(212) 250-6771

Friedman Billings Ramsey	Paul Morgan	(703) 469-1255
	Ron She	(703) 312-9683

Goldman, Sachs & Co.	Dennis Maloney	(212) 902-1970
	Thomas Baldwin	(212) 902-4736

Green Street Advisors	Jim Sullivan	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan Securities Inc.	Michael Mueller	(212) 622-6689
	Joseph Dazio	(212) 622-6416

Lehman Brothers	David B. Harris	(212) 526-1790
	David Toti	(212) 526-2002

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

Morgan Stanley Dean Witter	Matt Ostrower	(212) 761-6284
	Mickey Chiang	(212) 761-6385

RBC Capital Markets	Richard C. Moore	(216) 378-7625

UBS	Jeff Spector	(212) 713-6144

Wachovia Capital Markets, LLC	Jeff Donnelly	(617) 603-4262
	Rob Laquaglia	(617) 603-4263

First Quarter Earnings Announcement
April 30, 2007

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum
(312) 960-5005

Bernie Freibaum
(312) 960-5252
General Growth Properties, Inc. Releases
Results of Operations for First Quarter 2007
Chicago, Illinois, April 30, 2007 — General Growth Properties, Inc. (NYSE: GGP) reported its operating results today for the first quarter of 2007. Core Funds From Operations (Core FFO) per fully diluted share were $0.65 for the first quarter of 2007 as compared to $0.71 in the comparable period of 2006. Fully diluted Funds From Operations per share (FFO) were $1.66 for the first quarter of 2007, as compared to $.77 reported last year. Earnings per share – diluted (EPS) were $0.94 for the first quarter of 2007 as compared to $0.10 in the first quarter of 2006.
“Our multi-purpose shopping, dining, socializing and entertainment venues continue to perform well and to attract consumers of all ages,” John Bucksbaum, Chief Executive Officer of General Growth Properties, reported. “Retailer demand for space remains strong and sales productivity is climbing.”
FINANCIAL AND OPERATIONAL HIGHLIGHTS
▪	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the provision for income taxes. Core FFO for the first quarter of 2007 was $192.4 million or $0.65 per fully diluted share as compared to $209.1 million or $0.71 per fully diluted share in the first quarter of 2006. Straight-line rent resulted in approximately $12.4 million or $.04 of Core FFO per fully diluted share in the first quarter of 2007, versus $15.2 million or $.05 in the same period of 2006. Minimum rent in the first quarter of 2007 includes approximately $18.7 million less of lease termination income or approximately $.06 less Core FFO per fully diluted share than the amount of such income recognized in the first quarter of 2006.

▪	FFO increased to $1.66 in the first quarter of 2007, 115.6% above the $.77 reported in the first quarter of 2006. Total Funds From Operations for the quarter increased 116.3% to $491.7 million, from $227.3 million in the first quarter of 2006. The significant increase in total Funds From Operations is primarily due to the approximately $298 million, or $1.00 of FFO, total tax benefit recognized in the first quarter of 2007 attributable to the completion of the previously reported restructuring of certain of our operating subsidiaries. As a result of such restructuring, previously recorded net deferred tax liabilities with respect to such operating subsidiaries were relieved through the current period provision for income taxes.

▪	EPS were $0.94 per share in the first quarter of 2007 versus $0.10 in the first quarter of 2006. As discussed above, our first quarter 2007 EPS were significantly impacted by the restructuring of certain of our operating subsidiaries. The reduction of net deferred tax liabilities due to the restructuring increased net earnings, net of minority interest, by approximately $245 million or approximately $1.00 per share. Also as previously reported, we adopted FASB Interpretation No. 48, “Accounting for Uncertain Tax Positions” (FIN 48), in the first quarter of 2007. Such adoption resulted in the accrual of approximately $81.9 million in additional net tax liabilities as of January 1, 2007. As required by FIN 48, approximately $27.8 million of such tax liabilities were recorded as an increase in goodwill, with the remaining amount of approximately $54.1 million reflected as a reduction in retained earnings, with no effect on current operating results. Interest expense of approximately $2.3 million in the first quarter of 2007 has been accrued for the FIN 48 net tax liabilities recorded and similar interest expense accruals, and penalties, if applicable, will continue to be recorded and reported in subsequent periods within the periodic provision for income taxes.

▪	Core FFO per share guidance

As indicated in previous public communications, per share guidance for the full year 2007 and beyond will be solely for Core FFO per fully diluted share. Operating results for our Master Planned Communities segment, and our income tax expense that is largely a function of such operations, are very difficult to estimate in advance. Actual EPS, Funds From Operations (including these excluded items), NOI and Core FFO will be provided each quarter. Full year per share guidance will also be provided on a quarterly basis; however, such guidance will only be given for Core FFO per fully diluted share. Based on actual first quarter results and forecasted information, including the projected reduction in our future interest expense as a result of our newly issued $1.55 billion 3.98% senior exchangeable notes, we currently project 2007 Core FFO per fully diluted share to be in the range of $3.25 to $3.27 per share, approximately 10% above the Core FFO per fully diluted share amount of $2.96 for 2006.

SEGMENT RESULTS
Retail and Other Segment
▪	Real estate property net operating income (NOI) for the first quarter of 2007 was $558.7 million, comparable to the $561.4 million produced in the first quarter of 2006.

▪	Revenues from consolidated properties were $674.6 million for the quarter, an increase of 2.4% compared to $658.8 million for the same period in 2006.

Revenues from unconsolidated properties at the Company’s ownership share increased 2.9% to $181.4 million, compared to $176.3 million in the first quarter of 2006.

▪	Total tenant sales increased 7.0% in 2007 and comparable tenant sales increased 4.1% compared to the same period last year.

▪	Comparable NOI from consolidated properties in the first quarter of 2007 increased by 0.5% compared to the same period last year. Excluding lease termination income from both periods, Comparable NOI from consolidated properties increased by 4.0%.

Comparable NOI from unconsolidated properties at the Company’s ownership share for the quarter declined by approximately 0.3% compared to the first quarter of 2006. Excluding lease termination income from both periods, Comparable NOI from unconsolidated properties increased by 3.8%.

▪	Retail Center occupancy increased to 92.9% at March 31, 2007, compared to 91.1% at March 31, 2006.

▪	Sales per square foot for first quarter 2007 (on a trailing twelve month basis) were $458 versus $444 in the first quarter of 2006.

▪	Average rent and recoverable common area costs

For consolidated properties, the sum of average rent and recoverable common area costs per square foot for new/renewal leases signed during the first quarter of 2007 was $36.87 whereas the sum of average rent and recoverable common area costs for leases expiring in 2007 was $31.38. For unconsolidated properties, the sum of average rent and recoverable common area costs per square foot for new/renewal leases signed in the first quarter of 2007 was $44.64 as compared to such amounts for leases expiring in 2007 was $37.95.
Master Planned Communities Segment
▪	NOI in the first quarter of 2007 for the Master Planned Communities segment was $3.6 million for consolidated properties and $5.7 million for unconsolidated properties as compared to $38.6 million and $6.2 million, respectively, in 2006.

▪	Land sale revenues in the first quarter of 2007 were approximately $23.8 million for consolidated properties and approximately $13.4 million for unconsolidated properties, compared to $137.2 million and $18.5 million, respectively, for revenues in 2006.
CONFERENCE CALL/WEBCAST
General Growth Properties, Inc. will host a live Webcast of its conference call regarding this announcement on our website, www.ggp.com. This Webcast will take place on Tuesday, May 1, 2007, at 9:00 a.m. Eastern Time (8:00 a.m. CT, 6:00 a.m. PT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.
General Growth Properties, Inc. is the second largest U.S.-based publicly traded Real Estate Investment Trust (REIT). General Growth currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 45 states, as well as ownership in planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
General Growth, consistent with real estate industry and investment community preferences, uses Funds From Operations as a supplemental measure of operating performance for a REIT. The National Association of Real Estate Investment Trusts (NAREIT) defines Funds From Operations as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company considers Funds From Operations a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. Funds From Operations does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that Funds From Operations provides investors with a clearer view of the Company’s operating performance. However, we believe that Funds From Operations is a less meaningful supplemental measure for the Master Planned Communities segment of our business. Funds From Operations does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment for which Funds From Operations is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income from the Master Planned Communities segment and the provision for income taxes.
In order to provide a better understanding of the relationship between Core FFO, Funds From Operations and GAAP net income, a reconciliation of Core FFO and Funds from Operations to GAAP net income has been provided. Neither Core FFO nor Funds From Operations represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented Funds From Operations on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and Funds From Operations produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
General Growth believes that Real Estate Property Net Operating Income (NOI) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with Funds From Operations described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, minority interest in consolidated joint ventures, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of the elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including our Core FFO per fully diluted share guidance. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of indebtedness and interest rates, market conditions, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and ability to successfully manage growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Funds From Operations (“FFO”)

Company stockholders	$404,282	$186,269
Operating Partnership unitholders	87,385	41,000

Operating Partnership	$491,667	$227,269

Increase in FFO over comparable prior year period	116.3%	8.4%

FFO per share:
Company stockholders — basic	$1.66	$0.77
Operating Partnership — basic	1.66	0.77
Operating Partnership — diluted	1.66	0.77
Increase in diluted FFO over comparable prior year period	115.6%	6.9%

Core Funds From Operations (“Core FFO”)
Core FFO	$192,412	$209,055
Core FFO per share — diluted	0.65	0.71

Dividends
Dividends paid per share	$0.45	$0.41
Payout ratio (% of diluted FFO paid out)	27.1%	53.2%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$448,679	$452,061
Unconsolidated	110,032	109,342

Total Retail and Other	558,711	561,403

Master Planned Communities:
Consolidated	3,649	38,622
Unconsolidated	5,666	6,155

Total Master Planned Communities	9,315	44,777

Total Real estate property net operating income	$568,026	$606,180

*	Certain prior period amounts have been reclassified to conform to the current period presentation.

	March 31,	December 31,
	2007	2006
Selected Balance Sheet Information
Cash and cash equivalents	$64,918	$97,139
Investment in real estate:
Net land, buildings and equipment	$19,495,428	$19,564,992
Developments in progress	754,233	673,900
Investment in and loans to/from
Unconsolidated Real Estate Affiliates	1,545,714	1,499,036
Investment land and land held for development and sale	1,685,181	1,655,838

Net investment in real estate	$23,480,556	$23,393,766

Total assets	$25,304,426	$25,241,445

Mortgage and other property debt payable	$20,739,953	$20,521,967
Minority interest — Preferred	181,572	182,828
Minority interest — Common	372,277	347,753
Stockholders’ equity	1,824,823	1,664,079

Total capitalization (at cost)	$23,118,625	$22,716,627

	Consolidated Properties			Unconsolidated Properties (a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
	Balance		Rate (d)	Balance	Rate (d)
Summarized Debt Information
Fixed rate (c)	$17,093,986		5.66%	$3,564,616	5.61%
Variable rate (c)	3,417,237		6.96	284,426	7.46

Totals	$20,511,223	(b)	5.88%	$3,849,042	5.75%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes special improvement districts liability of $59.1 million, minority interest adjustment of $66.3 million and purchase accounting mark-to-market adjustments of $103.3 million.

(c)	Includes the effects of interest rate swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Minimum rents	$436,041	$437,731
Tenant recoveries	199,455	185,442
Overage rents	15,580	14,227
Land sales	23,793	137,220
Management and other fees	27,572	28,713
Other	26,347	25,286

Total revenues	728,788	828,619

Expenses:
Real estate taxes	56,860	54,964
Repairs and maintenance	50,972	47,054
Marketing	12,580	12,030
Other property operating costs	100,037	86,450
Land sales operations	20,144	98,598
Provision for doubtful accounts	5,493	6,213
Property management and other costs	53,142	45,060
General and administrative	12,268	5,158
Depreciation and amortization	175,118	165,346

Total expenses	486,614	520,873

Operating income	242,174	307,746

Interest income	2,034	3,222
Interest expense	(268,348)	(278,794)

Income (loss) before income taxes and minority interest and equity in income of unconsolidated affiliates	(24,140)	32,174
Benefit (provision) for income taxes	288,392	(26,404)
Minority interest	(54,417)	(11,224)
Equity in income of unconsolidated affiliates	20,359	28,468

Net income	$230,194	$23,014

Basic Earnings Per Share	$0.94	$0.10
Diluted Earnings Per Share	0.94	0.10

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended March 31, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$436,041	$109,166	$545,207
Tenant recoveries	199,455	48,261	247,716
Overage rents	15,580	2,467	18,047
Other, including minority interest	23,545	21,458	45,003

Total property revenues	674,621	181,352	855,973

Property operating expenses:
Real estate taxes	56,860	15,129	71,989
Repairs and maintenance	50,972	11,121	62,093
Marketing	12,580	3,372	15,952
Other property operating costs	100,037	40,847	140,884
Provision for doubtful accounts	5,493	851	6,344

Total property operating expenses	225,942	71,320	297,262

Retail and other net operating income	448,679	110,032	558,711

Master Planned Communities
Land sales	23,793	13,361	37,154
Land sales operations	(20,144)	(7,695)	(27,839)

Master Planned Communities net operating income	3,649	5,666	9,315

Real estate property net operating income	452,328	115,698	$568,026

Management and other fees	27,572	4,089
Property management and other costs	(26,559)	(799)
Headquarters/regional costs	(26,583)	(11,126)
General and administrative	(12,268)	(135)
Depreciation on non-income producing assets, including headquarters building	(3,115)	—
Interest income	2,034	3,677
Interest expense	(268,348)	(52,084)
Benefit for income taxes	288,392	1,548
Preferred unit distributions	(4,059)	—
Other FFO from minority interest	1,405	—

FFO	430,799	60,868
Equity in FFO of Unconsolidated Properties	60,868	(60,868)

Operating Partnership FFO	$491,667	$—

	Three Months Ended March 31, 2006
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$437,731	$105,329	$543,060
Tenant recoveries	185,442	46,566	232,008
Overage rents	14,227	2,350	16,577
Other, including minority interest	21,372	22,068	43,440

Total property revenues	658,772	176,313	835,085

Property operating expenses:
Real estate taxes	54,964	14,868	69,832
Repairs and maintenance	47,054	10,556	57,610
Marketing	12,030	3,507	15,537
Other property operating costs	86,450	37,948	124,398
Provision for doubtful accounts	6,213	92	6,305

Total property operating expenses	206,711	66,971	273,682

Retail and other net operating income	452,061	109,342	561,403

Master Planned Communities
Land sales	137,220	18,549	155,769
Land sales operations	(98,598)	(12,394)	(110,992)

Master Planned Communities net operating income	38,622	6,155	44,777

Real estate property net operating income	490,683	115,497	$606,180

Management and other fees	28,713	—
Property management and other costs	(23,844)	—
Headquarters/regional costs	(21,216)	(8,007)
General and administrative	(5,158)	(975)
Depreciation on non-income producing assets, including headquarters building	(3,336)	—
Interest income	3,222	2,977
Interest expense	(278,794)	(43,081)
Provision for income taxes	(26,404)	(159)
Preferred unit distributions	(4,315)	—
Other FFO from minority interest	1,466	—

FFO	161,017	66,252
Equity in FFO of Unconsolidated Properties	66,252	(66,252)

Operating Partnership FFO	$227,269	$—

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	March 31, 2007		March 31, 2006
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$9,539	$2,367	$9,104	$2,486
Straight-line rent	9,408	2,979	12,530	2,705
Other property operating costs:
Non-cash ground rent expense	(1,589)	(193)	(1,720)	(140)
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(843)	—
Interest expense:
Mark-to-market adjustments on debt	10,506	994	7,939	853
Amortization of deferred finance costs	(3,531)	(452)	(2,708)	(619)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	—	3,143	—
Write-off of deferred finance costs	—	—	(4,898)	—

Totals	$23,352	$5,695	$22,547	$5,285

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended
	March 31,
	2007	2006
Basic	243,653	240,621
Diluted	244,407	241,588
Assuming full conversion of Operating Partnership units:
Basic	296,318	293,584
Diluted	297,072	294,551

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended
	March 31,
	2007	2006
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$568,026	$606,180
Unconsolidated Properties	(115,698)	(115,497)

Consolidated Properties	452,328	490,683
Management and other fees	27,572	28,713
Property management and other costs	(26,559)	(23,844)
Headquarters/regional costs	(26,583)	(21,216)
General and administrative	(12,268)	(5,158)
Depreciation and amortization	(175,118)	(165,346)
Minority interest in NOI of Consolidated Properties	2,802	3,914

Operating income	$242,174	$307,746

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net Income
Core FFO	$192,412	$209,055
Master Planned Communities net operating income	9,315	44,777
Benefit (provision) for income taxes	289,940	(26,563)

Funds From Operations — Operating Partnership	491,667	227,269
Depreciation and amortization of capitalized real estate costs	(212,510)	(199,795)
Other	793	784
Minority interest to Operating Partnership unitholders	(49,756)	(5,244)

Net income	$230,194	$23,014

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$115,698	$115,497
Net property management fees and costs	3,290	—
Net interest expense	(48,407)	(40,104)
Headquarters, general and administrative and income taxes	(9,713)	(9,138)

FFO of unconsolidated properties	60,868	66,255
Depreciation and amortization of capitalized real estate costs	(40,507)	(37,787)
Other, including gains on sale of investment properties	(2)	—

Equity in income of unconsolidated affiliates	$20,359	$28,468

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	296,318	293,584
Conversion of Operating Partnership units	(52,665)	(52,963)

Weighted average number of Company shares outstanding — GAAP EPS	243,653	240,621

Diluted:
Weighted average number of shares outstanding — FFO per share	297,072	294,551
Conversion of Operating Partnership units	(52,665)	(52,963)

Weighted average number of Company shares outstanding — GAAP EPS	244,407	241,588

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

Three Months
Ended
March 31, 2007
Cash From Recurring Operations
FFO — Operating Partnership	$491,667
Plus (Less):
Non-FFO cash from Master Planned Communities	(11,781)
Deferred income taxes	(327,315)
Tenant allowances and capitalized leasing costs (a)	(22,059)

Above- and below-market tenant leases, net	(11,906)
Straight line rent adjustment	(12,387)
Non-cash ground rent expense	1,782
Real estate tax stabilization agreement	981

Mark-to-market adjustments on debt	(11,500)
Amortization of deferred finance costs	3,983

Cash From Recurring Operations — Operating Partnership	$101,465

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$101,465
Less common dividends/distributions paid	(132,915)

Retained Funds From Recurring Operations — Operating Partnership	$(31,450)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

	Three Months Ended
	March 31,
	2007	2006
Core FFO
Operating Partnership FFO	$491,667	$227,269
Exclusions, at the Company’s share:
Master Planned Communities net operating income	(9,315)	(44,777)
Provision (benefit) for income taxes	(289,940)	26,563

Core FFO	$192,412	$209,055

Weighted average share assuming full conversion of Operating Partnership units - Diluted	297,072	294,551

Core FFO - per share	$0.65	$0.71

GENERAL GROWTH PROPERTIES, INC.
STRAIGHT LINE RENT, SFAS #141 & #142 & TENANT ALLOWANCES
(dollars in thousands)
Tenant Allowances/Improvements and
Capitalized Leasing Costs (a)
Straight Line Rent
Non-Cash Rental Revenue Recognized Pursuant to
SFAS #141 and #142

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Pro Rata EBITDA (a)
GAAP Net Income	$266,453	$59,273	$55,709	$57,036
Loss(Income) from Discontinued Operations, net of Minority Interest	823	823	(6,703)	(8,390)
Income Allocated to Minority Interest	80,954	37,761	36,058	35,473
Interest Expense	1,280,986	1,281,331	1,266,063	1,249,982
Income Taxes	(216,937)	97,666	75,274	78,800
Amortization of Deferred Finance Costs	18,543	17,887	16,842	14,148
Debt Extinguishment Costs	1,903	3,657	3,931	3,879
Interest Income	(26,136)	(26,762)	(25,887)	(22,065)
Depreciation	861,252	848,759	818,964	832,607

Pro Rata EBITDA	$2,267,841	$2,320,395	$2,240,251	$2,241,470

Net Interest (a)
Amortization of Deferred Finance Costs	(18,543)	(17,887)	(16,842)	(14,148)
Debt Extinguishment Costs	(1,903)	(3,657)	(3,931)	(3,879)
Interest Expense	(1,280,986)	(1,281,331)	(1,266,063)	(1,249,982)
Interest Income	26,136	26,762	25,887	22,065

Net Interest	$(1,275,296)	$(1,276,113)	$(1,260,949)	$(1,245,944)

Interest Coverage Ratio	1.78	1.82	1.78	1.80

Fixed Charges (b)
Net Interest	$(1,275,296)	$(1,276,113)	$(1,260,949)	$(1,245,944)
Preferred Unit Distributions	(17,008)	(17,265)	(17,582)	(17,503)

Fixed Charges	$(1,292,304)	$(1,293,378)	$(1,278,531)	$(1,263,447)

Ratio of Fixed Charges to Pro Rata EBITDA	1.75	1.79	1.75	1.77

Fixed Charges & Common Dividend
Fixed Charges	$(1,292,304)	$(1,293,378)	$(1,278,531)	$(1,263,447)
Common Dividend/Distributions	(505,849)	(492,778)	(480,404)	(465,379)

Fixed Charges + Dividend	$(1,798,153)	$(1,786,156)	$(1,758,935)	$(1,728,826)

Ratio of Fixed Charges + Common Dividend to Pro Rata EBITDA	1.26	1.30	1.27	1.30

Certain amounts have been reclassified to conform to the current period presentation.

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share.

(b)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended
	March 31,
Comparable NOI Growth	2007	2006

Total Retail and Other NOI	$558,711	$561,403
NOI from noncomparable properties	(19,278)	(22,138)
Corporate and other (a)	(6,567)	(8,431)

Comparable NOI (b)	$532,866	$530,834

Increase in Comparable NOI	0.4%*
Certain amounts have been reclassified to conform to the current period presentation.

(a)	Represents International and items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

(b)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

*	Excluding termination income from both periods, the increase in comparable NOI was 3.9%.

	2007	2006

Comparable NOI (from above)	$532,866	$530,834
Comparable termination income	(3,452)	(21,399)

Comparable NOI excluding termination income	$529,414	$509,435

Increase in Comparable NOI excluding termination income	3.9%

GENERAL GROWTH PROPERTIES, INC.
RETAIL RECOVERY SUMMARY
(dollars in thousands)

	Three Months Ended
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Consolidated Properties

Tenant recoveries (a)	$195,688	$194,138	$196,376	$188,082	$182,767
Recoverable operating expenses:
Real estate taxes	53,524	48,639	54,135	51,258	51,969
Repairs and maintenance	45,866	48,230	42,699	43,541	42,294
Marketing	12,740	14,142	10,863	11,683	12,187
Other property operating costs	82,243	80,246	85,977	77,005	77,260

Total recoverable operating expenses (b)	194,373	191,257	193,674	183,487	183,710

Recovery Ratio	100.7%	101.5%	101.4%	102.5%	99.5%

Unconsolidated Properties

Tenant recoveries (a)	$47,829	$47,285	$47,041	$45,505	$46,201
Recoverable operating expenses:
Real estate taxes	14,275	13,628	13,702	14,037	14,301
Repairs and maintenance	10,067	11,170	9,276	9,421	9,582
Marketing	3,373	3,934	2,810	2,975	3,469
Other property operating costs	18,088	18,602	18,786	16,622	17,103

Total recoverable operating expenses (b)	45,803	47,334	44,574	43,055	44,455

Recovery Ratio	104.4%	99.9%	105.5%	105.7%	103.9%

(a)	Excludes office tenant recoveries.

(b)	Excludes office property expenses, as well as other nonrecoverable operating expenses such as ground rent, parking, storage and other non-direct property related expenses.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES
(dollars in thousands)

	Consolidated Properties				Unconsolidated	Company
	Maryland			Total	Property @ share	Portfolio
	Properties (a)	Summerlin	Bridgeland	Consolidated	Woodlands	Total MPC Segment
	Three Months Ended
March 31, 2007
Land Sales	$3,520	$15,113	$5,160	$23,793	$13,361	$37,154
Land Sales Operations (b)	3,559	13,111	3,474	20,144	7,695	27,839

Net Operating Income	$(39)	$2,002	$1,686	$3,649	$5,666	$9,315

March 31, 2006
Land Sales	$27,426	$107,170	$2,624	$137,220	$18,549	$155,769
Land Sales Operations (b)	22,070	74,727	1,801	98,598	12,394	110,992

Net Operating Income	$5,356	$32,443	$823	$38,622	$6,155	$44,777

VALUATION

Investment Land and Land Held for Development and Sale:
Net Book Value — Balance Sheet as of March 31, 2007 (c)	$1,685,181
Estimated Value of Assets as of December 31, 2006 (d)	3,272,531
NET CASH FLOW GENERATED

	Three Months Ended March 31,
	2007	2006
Net Operating Income	$9,315	$44,777
Cost of Land Sales	7,887	53,525
Woodlands Operations (e)	(5,666)	(6,155)
Woodlands Cash Distribution for 2006 (e)	5,250	—
Other Adjustments to Derive Cash Generated (f)	10,464	8,841

Total Cash Generated	27,250	100,988

Land Development Expenditures, Net of Related Financing	(29,716)	(35,611)

Estimated Net Cash Flow Generated used in Master Planned Communities Segment (g)	$(2,466)	$65,377

(a)	Maryland Properties include Columbia and Fairwood.

(b)	Land Sales Operations expense for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

(c)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements excluding the Company’s share of the Woodlands Operations.

(d)	The estimated value reflects management’s valuation of the gross assets, including the Company’s share of the Woodlands, based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the final Summerlin distribution to be made in 2009 pursuant to the CSA.

(e)	Since the Woodlands partnership retains all funds until the end of the year, the Woodlands NOI is excluded from the Estimated Net Cash Flow Generated by Master Planned Communities Segment. A partnership cash distribution occurs at the end of each year, based on final cash earned by the Woodlands.

(f)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(g)	Estimated net cash flow generated is net of (i.e. excludes) the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of taxable REIT subsidiaries (“TRS’s”) in the Master Planned Communities Segment. Income taxes are based on the results of the Company as a whole, including taxable income/losses of these and other TRS’s.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES
(dollars in thousands)

		Lot Sales & Pricing (a)			Acreage (b)
		Three Months Ended			Total	Remaining
		March 31,			Gross	Saleable
		2007	2006		Acres	Acres
Maryland Properties (c)
Residential	- Acres Sold	—	24.0			228
	- Average Price/Acre	—	$1,050

Commercial	- Acres Sold	9.0	—			359
	- Average Price/Acre	$291	—

Maryland Properties Acreage					19,100	587

Summerlin (d)
Residential	- Acres Sold	3.4	103.9			5,520
	- Average Price/Acre	$1,743	$925

Commercial	- Acres Sold	3.2	19.1			884
	- Average Price/Acre	$1,167	$25	(e)

Summerlin Acreage					22,500	6,404

Bridgeland
Residential	- Acres Sold	18.8	12.0			5,289
	- Average Price/Acre	$250	$219

Commercial	- Acres Sold	—	—			1,211
	- Average Price/Acre	—	—

Bridgeland Acreage					10,200	6,500

Woodlands (f)
Residential	- Acres Sold	53.5	75.3			1,748
	- Average Price/Acre	$365	$346

Commercial	- Acres Sold	6.7	13.7			1,192
	- Average Price/Acre	$261	$274

Woodlands Acreage					28,400	2,940

(a)	Average Price per Acre — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where we may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as page 20 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(b)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condos.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, and houses of worship, and other not-for-profit entities.

Gross Acres - Encompasses all of the land located within the borders of the Master Planned Community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as amount of remaining saleable acres is likely to change over time as the Master Plan is refined.

(c)	Maryland Properties include Columbia and Fairwood.

(d)	Summerlin — Does not reflect impact of CSA — please refer to most recent Form 10-K for more information. Average price per acre includes assumption of Special Improvement District financing.

(e)	In 2006 Summerlin Commercial includes the effect of a single sale of a 19.1 acre parcel to a school at a price of $25,013 per acre.

(f)	Woodlands — Shown at 100% for context — GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	3/31/2007	12/31/2006	12/31/2005	12/31/2004
Capital Information

Closing common stock price per share	$64.57	$52.23	$46.99	$36.16
52 Week High (a)	$67.43	$55.70	$48.27	$36.90
52 Week Low (a)	$41.92	$42.36	$31.38	$24.31
Total Return — Trailing Twelve Months (share appreciation and dividend)	35.6%	14.7%	34.1%	34.8%

Common Shares and Common Units outstanding at end of period	297,195,056	294,957,220	292,258,544	290,256,345

Portfolio Capitalization Data (b)
Total Portfolio Debt (c)
Fixed	$20,658,602	$21,172,774	$17,293,150	$13,807,734
Variable	3,701,663	2,980,055	6,085,638	9,173,400
Total Preferred Securities	181,572	182,828	205,944	403,161
Stock market value of common stock and Operating Partnership units outstanding at end of period	19,189,885	15,405,616	13,733,229	10,495,669

Total Market Capitalization at end of period	$43,731,722	$39,741,273	$37,317,961	$33,879,964

Leverage Ratio (%)	55.7%	60.8%	62.6%	67.8%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	In April 2007, GGP Limited Partnership sold $1.55 billion aggregate principal amount of 3.98% Exchangeable Senior Notes. Approximately $1.25 billion of the proceeds were used to refinance portions of consolidated variable rate debt.

(c)	Excludes special improvement districts liability, minority interest adjustment and purchase accounting mark-to-market adjustments.
Company Debt, Stockholders’ Equity and Preferred Equity at
March 31, 2007 (at Share)

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2006	52,890,591	242,357,416	(290,787)	294,957,220

Direct Stock Purchase and Dividend Reinvestment Plan	—	12,378	—	12,378

Conversion of Preferred Units to OP Units	47,356	—	—	47,356

Conversion of Preferred Units to OP Units and redemption to Common Shares	—	17,000	—	17,000

Redemption of OP Units into Common Shares	(717,959)	717,959	—	—

Issuance of Stock for Stock Option Exercises and Restricted Stock Grants, including Stock Option exercises satisfied from Treasury	—	1,318,683	143,818	1,462,501

Issuance of Stock, including from Treasury, pursuant to the Contingent Stock Agreement	—	551,632	146,969	698,601

Common Shares and OP Units Outstanding at March 31, 2007	52,219,988	244,975,068	—	297,195,056

Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options at March 31, 2007				821,191

Diluted Common Shares and OP Units Outstanding at March 31, 2007				298,016,247

Weighted Average Common Shares and OP Units Outstanding for the three months ended March 31, 2007 (Basic)				296,317,994

Weighted Average Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options				753,769

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the three months ended March 31, 2007				297,071,763

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY
Dividend Growth & Yield
Compound Annual Growth Rate of Dividend: 10.0%

(a)	1993 annualized
% of FFO Distributed (a)

(a)	Based on FFO definitions that existed during the specified reporting period.

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY (a)
AS OF MARCH 31, 2007
(dollars in thousands)

	Consolidated				Unconsolidated			Company
	Properties				Properties (b)			Portfolio
			Current			Current			Current
			Average			Average			Average
	Maturing		Interest		Maturing	Interest		Maturing	Interest
Year	Amount (c)		Rate (d)		Amount (c)	Rate (d)		Amount (c)	Rate (d)
2007	$1,006,117		5.81%		$168,135	6.43%		$1,174,252	5.90%
2008	1,850,443		5.50%		249,215	6.27%		2,099,658	5.59%
2009	3,115,315		5.53%		398,676	6.50%		3,513,991	5.64%
2010	3,772,119		5.15%		681,690	5.31%		4,453,809	5.18%
2011	7,115,722		6.41%		1,471,608	5.93%		8,587,330	6.33%
2012	1,109,106		5.86%		551,395	5.09%		1,660,501	5.60%
2013	1,749,888		6.12%		238,038	5.38%		1,987,926	6.03%
2014	67,532		4.97%		71,698	4.71%		139,230	4.84%
2015	197,984		5.21%		—	0.00%		197,984	5.21%
2016	202,557		6.45%		—	0.00%		202,557	6.45%
Subsequent	324,440		7.43%		18,587	6.99%		343,027	7.41%

Totals	$20,511,223	(e)	5.88%		$3,849,042	5.75%		$24,360,265	5.86%

Fixed Rate (f)	17,093,986		5.66%		3,564,616	5.61%		20,658,602	5.65%
Variable Rate (f)	3,417,237		6.96%		284,426	7.46%		3,701,663	7.00%

Totals	$20,511,223	(e)	5.88	%(g)	$3,849,042	5.75	%(g)	$24,360,265	5.86	%(g)

Average Years to Maturity

Fixed Rate Debt	4.31 years	4.78 years	4.39 years

Variable Rate Debt	6.70 years	2.58 years	6.38 years

All GGP Debt	4.71 years	4.62 years	4.69 years

(a)	In April 2007, GGP Limited Partnership sold $1.55 billion aggregate principal amount of 3.98% Exchangeable Senior Notes. Approximately $1.25 billion of the proceeds were used to refinance portions of consolidated variable rate debt.

(b)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(c)	Excludes principal amortization.

(d)	Reflects the current variable contract rate as of March 31, 2007 for all variable rate loans.

(e)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$20,511,223
Other liabilities — Special Improvement Districts	59,135
Minority interest ownership adjustment	66,335
Purchase accounting mark-to-market adjustments	103,260

GGP Consolidated GAAP debt	$20,739,953

(e)	Includes the effects of interest rate swaps.

(f)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.
Company Portfolio Maturity Schedule by Year
(dollars in thousands)
Average Years to Maturity: 4.69 Years

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)
Debt at March 31, 2007
Company Debt at March 31, 2007 (at share)
Portfolio Interest Rate History

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
FIRST QUARTER 2007 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
December 31, 2006 (a)	$21,172,774	$2,980,055	$24,152,829

Interest rate SWAP activity	(425,000)	425,000	—

Revolver Borrowings	—	308,200	308,200

Other Property Related	(89,172)	(11,592)	(100,764)

Net Change	(514,172)	721,608	207,436

March 31, 2007 (a)	$20,658,602	$3,701,663	$24,360,265

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes special improvement district liability, minority interest adjustment and purchase accounting mark-to-market adjustments.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF MARCH 31, 2007
(dollars in thousands)
FIXED RATE

			Total Debt
Loan	Maturity Date	Rate (a)	Balance
CMBS
13 Affiliates (b)	11/15/07	5.55%	$868,765

Secured Asset Loans
Columbia Development	04/01/07	7.32%*	43,154
Columbia Mall, Division of CM	04/01/07	7.95%*	8,799
Mondawmin	04/01/07	7.95%*	16,409
White Marsh	12/01/07	7.91%*	68,990
Columbia Mall	01/01/08	7.38%*	154,177
Fashion Show	01/01/08	3.88%	364,430
Harborplace	01/01/08	8.16%*	27,280
Mall St Vincent	01/01/08	7.21%	17,168
1450 Center Crossing	02/01/08	9.00%*	4,659
1451 Center Cross and Riverspark	02/01/08	9.00%*	7,449
1551 Hillshire Dr	02/01/08	9.25%*	6,191
1645 Village Center	02/01/08	9.25%*	3,582
Provo Mall	02/01/08	4.52%*	35,271
Riverlands	02/01/08	9.25%*	2,221
Riverspark II	02/01/08	9.25%*	2,561
Spokane Valley Mall	02/01/08	4.57%	29,166
The Pines	02/01/08	9.25%*	8,132
Triangle I-IV	02/01/08	9.00%*	1,515
JP Realty/ PDC	02/09/08	6.42%	100,000
Oakwood Center	02/09/08	6.60%	95,000
Two, Three and Four Owings Mills	04/01/08	7.66%*	20,116
Phoenix Theatre	04/01/08	8.39%*	1,528
Animas Valley	07/11/08	3.69%	25,334
Grand Teton	07/11/08	3.69%	27,143
Mayfair	07/11/08	3.17%	184,659
Salem Center	07/11/08	3.69%	26,238
Pioneer Place	08/01/08	6.76%*	168,407
Foothills	09/01/08	6.63%*	43,100
Northtown Mall	09/01/08	6.77%	75,279
Spring Hill	10/01/08	6.61%*	81,023
Pierre Bossier	10/11/08	6.54%*	36,936
Tucson Mall	10/11/08	4.35%	122,401
Bayside	11/01/08	6.00%	55,223
Southwest Plaza	11/01/08	6.54%*	75,764
Birchwood	11/11/08	6.72%*	39,779
Mall of the Bluffs	11/11/08	6.72%*	39,779
Oakwood	11/11/08	6.72%*	53,039
Chico Mall	02/11/09	4.88%	59,049
Jordan Creek	03/01/09	4.66%	192,878
Southland	03/01/09	3.70%	85,019
Prince Kuhio	04/01/09	3.56%	39,607
JP Comm Sr. Austin Bluffs	04/09/09	4.67%	2,434
JP Comm Sr. Division Crossing	04/09/09	4.51%	5,609
JP Comm Sr. Fort Union	04/09/09	4.59%	2,928
JP Comm Sr. Halsey Crossing	04/09/09	4.61%	2,745
JP Comm Sr. Orem Plaza Center St	04/09/09	4.60%	2,617
JP Comm Sr. Orem Plaza State St	04/09/09	4.72%	1,619
JP Comm Sr. Riverpointe Plaza	04/09/09	4.55%	4,053
JP Comm Sr. Riverside Plaza	04/09/09	4.52%	5,801
JP Comm Sr. Woodlands Village	04/09/09	4.50%	7,411
Town East	04/11/09	3.56%	110,347
Grand Canal Shoppes	05/01/09	4.86%	408,975
Coastland	06/01/09	6.72%*	100,470
The Crossroads (MI)	06/01/09	7.53%	41,227
Woodbridge Corporation	06/01/09	4.35%	216,499
Apache	08/01/09	7.05%*	51,412
Village of Cross Keys	08/01/09	7.04%*	11,567
Cumberland	08/10/09	7.15%	161,435

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza, Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF MARCH 31, 2007
(dollars in thousands)
FIXED RATE

			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans Cont.
Oakview	10/01/09	7.19%	$117,939
Baybrook	11/01/09	6.66%*	152,798
Coral Ridge	11/01/09	6.15%*	102,205
Governor’s Square	12/01/09	7.66%*	60,991
Lakeside Mall	12/01/09	4.37%	187,681
Mall St Matthews	01/01/10	4.90%	149,914
North Star	01/01/10	4.53%	241,835
Ward Centre & Ward Entertainment	01/01/10	4.44%	60,658
Park Place	01/11/10	5.24%	182,777
Visalia	01/11/10	3.88%	44,465
Lansing I	01/15/10	9.35%*	26,236
Pecanland	03/01/10	4.39%	61,395
Southland	03/05/10	5.16%	112,641
Providence Place	03/11/10	5.22%	369,350
Ridgedale	04/01/10	4.96%	184,606
West Valley	04/01/10	3.52%	60,505
Pioneer Place	04/27/10	10.02%*	1,246
Peachtree	06/01/10	5.19%	92,647
Coronado	06/06/10	5.18%	174,563
La Cantera	06/06/10	5.31%	132,354
Maine	06/11/10	4.92%	224,027
Burlington	07/01/10	5.50%	31,500
Glenbrook	07/01/10	5.01%	183,441
Regency Square	07/01/10	3.67%	98,505
St. Louis Galleria	07/05/10	4.94%	245,818
Lynnhaven	07/06/10	5.18%	245,073
Boise Towne Plaza	07/09/10	4.88%	11,377
JP Comm Jr. Gateway Crossing	07/09/10	4.80%	15,870
JP Comm Jr. Univ. Crossing	07/09/10	4.81%	11,848
Crossroads Center (MN)	08/01/10	4.87%	87,560
70 Columbia Corporate Center	10/01/10	10.15%*	20,012
Park City	10/01/10	5.29%	154,886
Staten Island	10/01/10	6.52%*	159,504
Fashion Place	10/05/10	5.41%	149,098
110 North Wacker	10/11/10	5.14%	47,028
Chapel Hills	10/11/10	5.15%	119,545
Gallery at Harborplace	12/01/10	8.00%	66,436
Rogue Valley	01/11/11	7.96%	27,100
Westlake Center	02/01/11	8.00%	66,961
Boise Towne Square	02/10/11	6.74%	73,271
10000 West Charleston	03/01/11	7.88%*	22,487
Beachwood Place	03/07/11	5.73%	247,136
Capital	04/01/11	7.52%	20,924
Eden Prairie	04/01/11	4.75%	83,011
Gateway	04/01/11	7.48%	41,008
Greenwood	04/01/11	7.47%	46,040
Mall of Louisiana	04/01/11	5.92%	238,000
Northridge Fashion	07/01/11	7.24%*	130,669
RiverTown	07/01/11	7.57%*	121,866
Willowbrook Mall	07/01/11	6.92%	163,864
Collin Creek Mall	07/10/11	6.87%	69,246
Ala Moana	09/01/11	5.67%	1,500,000
Bayshore	09/01/11	7.24%*	32,093
Eastridge (CA)	09/01/11	5.89%	170,000
Stonestown	09/01/11	5.89%	273,000
Victoria Ward	10/06/11	5.69%	157,000
Augusta Mall	11/11/11	5.50%*	175,000
Owings Mills 1	12/01/11	8.50%*	5,670
Eastridge (WY )	12/05/11	5.19%	40,546
Pine Ridge	12/05/11	5.22%	27,337
Red Cliffs	12/05/11	5.25%	25,983

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF MARCH 31, 2007
(dollars in thousands)
FIXED RATE

			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans Cont.
Three Rivers	12/05/11	5.23%	$22,257
Hulen Mall	12/07/11	5.14%	117,053
Streets at Southpoint	04/06/12	5.45%	248,419
Oviedo	05/05/12	5.24%	53,585
Sikes Senter	06/01/12	5.32%	63,428
Oglethorpe	07/01/12	4.99%	146,346
Valley Plaza	07/11/12	3.98%	99,822
Corporate Pointe	09/11/12	6.83%*	9,324
Grand Traverse	10/01/12	5.11%	88,182
Faneuil Hall	04/01/13	5.66%	96,871
The Meadows	05/01/13	5.57%	106,474
Oxmoor	06/01/13	6.95%	58,520
Senate Plaza	07/01/13	5.79%	12,376
The Boulevard	07/01/13	4.36%	112,461
1160/80 Town Center	07/15/13	6.99%*	9,792
Four Seasons	12/11/13	5.68%	105,562
Valley Hills	03/05/14	4.82%	59,107
Bayside Bond	07/01/14	6.00%	8,425
Paramus Park	10/01/15	4.97%	107,712
Eagle Ridge	10/11/15	5.53%	49,066
Knollwood	10/11/15	5.47%	41,206
Bellis Fair	02/15/16	7.34%*	65,174
Lakeview Square	03/01/16	5.93%	42,489
Country Hills	06/01/16	6.21%	13,880
Northgate	09/01/16	6.00%	46,220
Piedmont	09/05/16	6.10%	34,793
New Orleans Riverwalk	01/01/17	10.09%*	12,013
Baltimore Center Garage	06/01/18	6.05%*	18,666
10450 West Charleston	01/01/19	6.84%*	5,208
New Orleans Riverwalk	12/01/22	11.67%	41,000
Two Willow	12/01/22	10.08%	(39,800)
Providence Place	07/01/28	7.76%*	48,490
Houston Land Notes	2017-2033	6.50%*	27,978
Provo Land Loan	08/01/95	10.10%*	2,250

Corporate Debt
JP Realty Public Notes Series D	03/11/08	7.39%	25,000
Mall St Matthews	05/01/08	9.03%*	276
Houston LP	05/05/08	4.82%	13,615
Princeton Land	07/01/08	3.04%	7,140
Princeton Land East	07/01/08	3.00%*	6,860
TRCLP Property Note	11/30/08	6.94%*	58,000
TRCLP Public Indenture	03/15/09	3.63%*	400,000
TRCLP Public Indenture	04/30/09	8.00%*	200,000
TRCLP Public Indenture	09/15/12	7.20%*	400,000
TRCLP Senior Notes	05/01/13	6.91%*	797,831
TRCLP Public Indenture	11/26/13	5.38%*	450,000

Swaps (b)
Credit Agreement Swaps	11/15/07	6.45%	200,000

Total Consolidated Fixed Rate Debt			$17,093,986

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF MARCH 31, 2007
(dollars in thousands)
VARIABLE RATE

			Total Debt
Loan	Maturity Date	Rate (a)(b)	Balance
Secured Asset Loans
Columbia Mall Mezzanine	06/01/09	7.06%*	$185,000
Arizona Retail	03/01/10	7.38%	5,400
Westlake Land	11/02/21	11.41%	2,437

Unsecured Asset Loans
Credit Agreement Term Loan	02/24/11	6.86%	2,637,500
Credit Agreement Revolver	02/24/11	7.36%	380,700
Trust Prefered Shares	04/30/36	7.09%	206,200

Total Consolidated Variable Rate Debt			$3,417,237

Total Consolidated Debt & Swaps		5.88%	$20,511,223

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of March 31, 2007.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF MARCH 31, 2007
(dollars in thousands)
FIXED RATE

				Company
Loan	Maturity Date	Rate (a)	Total Debt	ProRata Share
CMBS
13 Affiliates (b)	11/15/07	5.42%	$138,635	$70,704

Secured Asset Loans
Park Meadows	10/01/07	7.72%*	132,561	46,397
Columbiana	05/11/08	4.26%	67,137	33,569
Quail Springs	06/01/08	6.98%	40,038	20,019
Neshaminy	07/01/08	6.76%*	60,000	15,000
Woodlands Community	07/25/08	4.81%	3,858	2,025
Altamonte	09/01/08	6.55%*	109,780	54,890
Chula Vista	10/01/08	4.24%	61,105	30,552
Towson Town Center	11/10/08	6.84%	132,035	46,212
Woodlands Community	02/28/09	3.80%	867	455
Deerbrook	03/01/09	3.58%	78,549	39,274
Perimeter Shopping Center	05/01/09	6.77%*	120,713	60,357
Mizner Park	07/01/09	5.09%	59,500	29,750
Steeplegate	08/01/09	5.08%	80,780	40,390
The Parks at Arlington	09/01/09	7.04%*	142,114	71,057
Carolina Place	01/11/10	4.70%	163,236	81,618
Alderwood	07/06/10	5.03%	295,689	147,845
Christiana Mall	08/01/10	4.61%*	116,786	58,393
Water Tower Place	09/01/10	5.04%	178,077	97,942
Woodlands Community	09/01/10	7.22%	14,400	7,560
Newgate	10/01/10	4.96%	42,632	21,316
Whalers	11/06/10	5.63%	108,049	66,303
Kenwood Towne Centre	12/01/10	5.58%	243,967	171,662
Newpark	02/01/11	7.58%	70,313	35,157
North Point	04/01/11	5.58%	222,137	111,068
Willowbrook	04/01/11	7.00%*	94,436	47,218
Vista Ridge	04/11/11	6.89%*	83,393	41,696
Silver City Galleria	06/10/11	4.94%	134,367	67,184
The Woodlands	06/11/11	6.02%	240,000	120,000
Austin Mall (Highland)	07/10/11	6.92%	66,489	33,245
Village of Merrick Park	08/06/11	5.94%	193,642	77,457
Northbrook Court	09/01/11	7.17%*	91,717	45,859
Montclair	09/11/11	5.88%	265,000	132,500
Tysons Galleria	09/11/11	5.76%*	255,000	127,500
Arrowhead	10/01/11	6.92%*	79,419	13,235
First Colony	10/01/11	5.67%*	193,980	96,990
Riverchase	10/01/11	5.78%	305,000	152,501
Natick Mall	10/07/11	5.74%	350,000	175,000
Galleria at Tyler	10/11/11	5.46%*	250,000	125,000
Pinnacle Hills	12/08/11	5.84%	140,000	70,000
Buckland Hills	07/01/12	5.01%	170,762	85,381
Florence	09/10/12	5.04%	99,782	70,434
Glendale Galleria	10/01/12	5.01%	391,787	195,893
Oakbrook	10/01/12	5.12%*	223,619	112,950
Stonebriar	12/11/12	5.33%	173,472	86,736
Bridgewater Commons	01/01/13	5.27%*	140,430	49,150
Pembroke	04/11/13	5.06%	135,380	67,690
West Oaks	08/01/13	5.36%	72,390	36,195
Moreno Valley	09/11/13	6.07%	88,000	44,000
Lakeland	10/01/13	5.24%	57,006	28,503
Bay City	12/01/13	5.44%	24,998	12,499
Washington Park	04/01/14	5.56%	12,525	6,262
Brass Mill	04/11/14	4.63%	130,872	65,436
CenterPointe Village	01/01/17	6.38%*	14,031	7,015
Trails Village Center	07/10/23	8.24%*	16,934	8,467
Lake Meade Blvd & Buffalo	07/15/23	7.20%*	6,210	3,105

Total Unconsolidated Fixed Rate Debt				$3,564,616

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza, Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF MARCH 31, 2007
(dollars in thousands)
VARIABLE RATE

				Company
Loan	Maturity Date	Rate (a)(c)	Total Debt	ProRata Share
Secured Asset Loans
Brazil Aliansce	2007-2010	16.80%	$9,431	$4,981
Woodlands Community	04/18/07	8.36%	101	53
Clackamas	09/09/07	6.62%*	95,000	49,752
Woodlands Community	11/01/07	8.25%*	2,326	1,221
Woodlands Community	01/01/08	8.25%*	7,226	3,794
Woodlands Community	02/28/08	8.19%	60,000	31,500
Woodlands Community	07/01/08	7.75%*	767	403
Superstition Springs	09/09/08	6.18%	67,500	11,250
Woodlands Community	06/01/09	6.68%*	4,123	2,165
Woodlands Credit Agreement	08/29/09	7.38%	291,539	153,057
Woodlands Marriott Hotel	03/11/10	7.33%	50,000	26,250

Total Unconsolidated Variable Rate Debt				$284,426

Total Unconsolidated Debt		5.75%		$3,849,042

Total Debt & Swaps		5.86%		$24,360,265

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

(c)	Reflects the variable contract rate as of March 31, 2007.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF MARCH 31, 2007

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
OPERATING STATISTICS (b)	Properties	Properties	Portfolio (c)
Occupancy	92.5%	93.8%	92.9%
Trailing 12 month total tenant sales per sq. ft. (d)	$448	$479	$458
% change in total sales (d)	6.4%	8.3%	7.0%
% change in comparable sales (d)	3.6%	5.3%	4.1%
Mall and freestanding GLA (in sq. ft.)	42,510,948	18,964,456	61,475,404

CERTAIN FINANCIAL INFORMATION
Average annualized in place sum of rent and recoverable common area costs per sq. ft. (e)	$43.63	$48.58
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (e)	$36.87	$44.64
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2007 (e)	$31.38	$37.95
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (f)	0.5%	-0.3%

(a)	Excludes all International operations which combined represent less than 1% of segment basis real estate property net operating income.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(e)	New format, sum of rent and recoverable common area costs.

(f)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties. Excluding termination income the comparable net operating income percentages would be 4.0% consolidated and 3.8% unconsolidated.

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other

Tenant (including subsidiaries) Limited Brands, Inc.	4.3%
Gap, Inc.	3.0
Foot Locker, Inc.	2.3
Abercrombie & Fitch Co.	2.1
Federated Department Stores, Inc.	1.8
American Eagle Outfitters, Inc.	1.3
Zale Corporation	1.2
The Children’s Place Retail Stores, Inc.	1.1
Luxottica Group S.P.A.	1.0
Sears Holding Corporation	1.0

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (EXCLUDES COMMUNITY CENTERS) (a)
GLA as of March 31, 2007

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	66,471,728	499,787	45,075,984	338,917	111,547,712
Unconsolidated	35,518,805	657,756	20,378,436	377,378	55,897,241
Company	101,990,533	545,404	65,454,420	350,024	167,444,953
% of Total	60.9%		39.1%		100%
Occupancy History

	Consolidated	Unconsolidated	Company
3/31/2007	92.5%	93.8%	92.9%
3/31/2006	90.6%	92.2%	91.1%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%
12/31/2003 (b)	91.2%	91.4%	91.3%
Trailing 12 Month Total Sales per Square Foot

	Consolidated	Unconsolidated	Company
3/31/2007	$448	$479	$458
3/31/2006	434	463	444
12/31/2006	443	473	453
12/31/2005	428	455	437
12/31/2004	402	427	410
12/31/2003 (b)	337	376	351
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c)

	Consolidated	Unconsolidated
3/31/2007	$43.63	$48.58
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
3/31/2007	$36.87	$31.38	$5.49

Unconsolidated
3/31/2007	$44.64	$37.95	$6.69
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
3/31/2007 (d)	12.5%	12.3%	12.4%
3/31/2006	12.4%	12.4%	12.4%
12/31/2006	12.6%	12.4%	12.5%
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%
12/31/2003 (b)	11.4%	12.4%	11.8%

(a)	Excludes all International operations which combined represent less than 1% of segment basis real estate property net operating income.

(b)	Data excludes the TRCLP portfolio, acquired November 12, 2004.

(c)	Due to combining rent and recoverable common area costs, historical information is not comparable.

(d)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

GENERAL GROWTH PROPERTIES, INC.
REAL ESTATE NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2007	% of Total	2006	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$207,416	37.1%	$196,953	35.1%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	68,333	12.2%	70,512	12.6%

South Central
Arkansas, Louisiana, Oklahoma, Texas	60,652	10.9%	65,533	11.7%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	150,331	26.9%	150,705	26.8%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	65,412	11.7%	69,269	12.3%

Corporate and Other (a)	6,567	1.2%	8,431	1.5%

TOTAL (b)	$558,711	100.0%	$561,403	100.0%

Real Estate NOI by Geographic Area at Share
for the Three Months Ended March 31, 2007

(a)	Represents International and items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

(b)	Excludes Master Planned Communities.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF MARCH 31, 2007
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
	Sum of Rent and		Sum of Rent and	Sum of Rent and		Sum of Rent and
	Recoverable	Square	Recoverable Common	Recoverable	Square	Recoverable Common
	Common Area Costs	Footage	Area Costs/ Sq. Ft.	Common Area Costs	Footage	Area Costs/ Sq. Ft.
2007	$118,255	3,588	$32.96	$32,437	837	$38.75
2008	155,624	4,304	36.16	36,244	865	41.90
2009	167,975	3,649	46.03	29,114	577	50.46
2010	178,069	3,907	45.58	35,623	683	52.16
2011	145,374	3,044	47.76	38,672	708	54.62
2012	162,042	3,135	51.69	38,445	652	58.96
2013	124,111	2,251	55.14	36,651	622	58.92
2014	130,205	2,379	54.73	36,382	611	59.55
2015	156,585	2,645	59.20	49,735	780	63.76
2016	168,834	2,721	62.05	60,342	875	68.96

Subsequent	146,299	2,680	54.59	61,967	1,071	57.86

Total at Share	$1,653,373	34,303	$48.20	$455,612	8,281	$55.02

All Expirations	$1,653,373	34,303	$48.20	$932,418	16,873	$55.26

Retail Lease Termination Income at Share

	Three Months Ended
	March 31,
	2007	2006
Consolidated	$2,305	$17,240
Unconsolidated	1,431	5,157

Total Termination Income at Share (d)	$3,736	$22,397

(a)	Excludes leases on Mall Stores of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Includes retail properties except for community centers and International operations.

(c)	Expirations at share reflect the Company’s direct or indirect ownership interest in a joint venture.

(d)	The termination income difference form page 18 is from non-comparable properties, $284 in 2007 and $998 in 2006.

Expansions, Re-developments & New Developments

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS, RE-DEVELOPMENTS & NEW DEVELOPMENTS
Summary of Approved Developments ($millions at share)

Expansion & Re-development Projects	$897.3
New Projects Under Construction	1,500.5

Total Expansions, Re-developments and New Developments	2,397.8

Less Developments In Progress per Balance Sheet at March 31, 2007:
Consolidated	754.2
Unconsolidated	331.6

Total Developments In Progress	1,085.8

Future Approved Development Spending (a)	$1,312.0

(a)	Future development spending is currently expected to be expended between Q2 2007 and Q2 2010.
Approved Expansion & Re-development Projects (over $25 million)

			Forecasted
			Cost
			($millions	Projected
Property	Description	Ownership %	at share)	Opening
Ala Moana	Nordstrom at Kapiolani and residential condominiums	100%	$154.5	Q1 2008
Honolulu, HI

Clackamas Town Center Portland, OR	Two lifestyle villages including interior renovation, parking structure and theater	50%	58.5	Q4 2007

Coastland Center	Streetscape and interior renovation	100%	44.5	Q2 2007
Naples, FL

Galleria at Tyler Riverside, CA	Addition of retail, restaurants, theater and parking structure	50%	35.1	Q4 2007

Mall of Louisiana	Lifestyle addition and power center	100%	96.3	Q1 2008
Baton Rouge, LA

Ward Village Shops Honolulu, HI	Addition of Whole Foods and other retail space as well as a parking structure	100%	131.8	Q4 2008

Various Expansion & Re-development Projects less than $25 million			376.6

Total Expansion & Re-development Projects			$897.3

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS, RE-DEVELOPMENTS & NEW DEVELOPMENTS
New Projects Under Construction

		Forecasted Cost	Projected
Property	Description	($millions at share)	Opening
Bangu Rio de Janeiro, Brazil	330 thousand sf regional shopping center with anchors, mall shop and restaurants	$12.6	Q4 2007

Espark Eskisehir, Turkey	430 thousand sf vertical four-story shopping center with more than 150 shops and restaurants, a multiplex cinema and anchors	26.3	Q4 2007

Gateway Overlook Columbia, MD	New shopping center which includes big boxes, restaurant pads and a strip retail center	59.7	Q4 2007

Natick Natick, MA	Expansion of existing Natick Mall to include two new anchors and 284 thousand sf of mall shop	167.8	Q3 2007

	Replace Macy’s with a 64 thousand sf streetscape and parking deck	46.9	Q4 2008

	Nouvelle at Natick - luxury condominiums	167.7	Q1 2008

Parke West Peoria, AZ	350 thousand sf open air shopping center with a theater and restaurants	104.5	Q4 2007

RiverCrossing Macon, GA	750 thousand sf center which includes anchors, mall shop, restaurants and power center	53.0	Q2 2008

Santana Parque Santana (Sao Paulo), Brazil	250 thousand sf regional shopping center with anchors, mall shop and restaurants	11.7	Q4 2007

The Shops at Fallen Timbers Maumee (Toledo), OH	870 thousand sf open air lifestyle center featuring Dillard’s, one additional department store and a cinema	140.5	Q4 2007

The Shops at La Cantera San Antonio, TX	Phase II of The Shops at La Cantera including a Barnes and Noble, restaurants, mall shop and office space	90.5	Q4 2008

The Shoppes at Palazzo *	Expansion of Venetian	600.0	Q1 2008
Las Vegas, NV

Vista Commons	99 thousand sf neighborhood shopping center in Summerlin	19.3	Q1 2008
Las Vegas, NV

Total New Projects Under Construction		$1,500.5

*	GGP is not responsible for the construction costs and will purchase the property upon opening. The purchase price is based on a formula described in our SEC filings on Forms 10-K. The $600 million is the current estimate of initial purchase at closing.
New Projects in Pre-Development

			Possible
Property	Description	Ownership %	Opening
Allentowne	Mixed use development on a 238 acre site	100%	Q2 2010
Allen, TX

Bridges at Mint Hill	Shopping Center anchored by Belks and two other department stores	100%	Q2 2009
Charlotte, NC

Circle T	1.2 million sf shopping center	50%	Q3 2009
Westlake, TX

Circle T Power Center	Develop a lifestyle center on a 150 acre site west of Circle T	50%	Q3 2009
Westlake, TX

Elk Grove Promenade	1.1 million sf open air lifestyle center with retail, entertainment and big box components	100%	Q4 2008
Elk Grove, CA

Pinnacle Hills South	Target, restaurants and hotel development	50%	Q4 2008
Rogers, AR

Summerlin Centre Las Vegas, NV	Phase I includes a new retail development of 106 acres in the Summerlin community; project could be expanded in subsequent years	100%	Q4 2009